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                                                                     EXHIBIT 5.1

                       [TROUTMAN SANDERS LLP LETTERHEAD]

                               September 22, 2000


Southern Energy, Inc.
900 Ashwood Parkway, Suite 500
Atlanta, Georgia 30338-4780

         Re: Southern Energy, Inc.
             Registration on Form S-1 (Registration No. 333-35390)

Ladies and Gentlemen:

         We have acted as counsel to Southern Energy, Inc., a Delaware corporation ("you" or "Southern Energy"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 66,700,000 shares of Common Stock, par value $0.01 per share, of Southern Energy (the "Shares"). This opinion is being provided at your request for use in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you and paid for in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.


         We are, in this opinion, opining only on the Delaware General Corporation Law. We are not opining on "blue sky" or other state securities laws.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,


                             TROUTMAN SANDERS LLP